Exhibit 10.2

LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this "Agreement"), dated as of July 19, 2019, to the Credit Agreement (as defined below) is by and among the Lender party hereto (the "New Lender"), ON DECK CAPITAL, INC., a Delaware corporation (the "Borrower") and SUNTRUST BANK, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent and Collateral Agent entered into that certain Credit Agreement dated as of January 28, 2019 (as amended and modified from time to time, the "Credit Agreement");

WHEREAS, the Borrower has requested that the Revolving Commitments be increased by $20,000,000 such that the aggregate Revolving Commitments will be $105,000,000;

WHEREAS, the New Lender has agreed to provide a Revolving Commitment on the terms and conditions set forth herein and to become a Lender under the Credit Agreement in connection therewith.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Pursuant to Section 2.20 of the Credit Agreement, Borrower hereby requests that New Lender provide, and the New Lender hereby provides, a Revolving Commitment under the Credit Agreement in the amount set forth on Annex A hereto. Effective as of July 19, 2019 (the “Increase Effective Date”), the Revolving Commitment and applicable Pro Rata Share of the New Lender is set forth in Annex A hereto. For the avoidance of doubt, after the Increase Effective Date, Appendix A to the Credit Agreement shall be as set forth on Annex A hereto. The Revolving Commitment of New Lender set forth in Annex A hereto represents an increase in the aggregate Revolving Commitments under the Credit Agreement pursuant to the terms of Section 2.20 of the Credit Agreement.

2.    The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (ii) it meets the requirements to be an Eligible Assignee of the Credit Agreement, (b) confirms it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (c) confirms it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, (d) if it is a Non-US Lender, agrees to provide any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (e) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

3.    The Borrower certifies that, before and after giving effect to such increase, (a) the representations and warranties contained in Article IV of the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Increase Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) that the representations and warranties contained in Section 4.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement and (b) no Default or Event of Default exists.

4.    The Borrower represents and warrants to the New Lender that (a) it has the full power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, (b) it gave the Administrative Agent and the Lenders notice that the Borrower elected to increase the Revolving Commitments by $20,000,000 as required under Section 2.20 of the Credit Agreement on July 10, 2019, and (c) each Lender has declined to increase its respective Revolving Commitment within ten Business Days of such notice.

5.    The Borrower agrees that, as of the date hereof (after giving effect to this Agreement), (a) the aggregate Revolving Commitments are $105,000,000 and (b) the New Lender (i) is a party to the Credit Agreement as a “Lender” and “Revolving Lender”, (ii) is a “Lender” and “Revolving Lender” for all purposes of the Credit Agreement and the other Credit Documents, and (iii) has the rights and obligations of a Lender and Revolving Lender under the Credit Agreement and the other Credit Documents.

6.    The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 9.1 of the Credit Agreement are as set forth set forth on Annex B hereto. For the avoidance of doubt, Appendix B to the Credit Agreement shall be supplemented with the information set forth on Annex B hereto.

7.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	REGIONS BANK,
as New Lender

By:    /s/ Hichem Kerma
Name:    Hichem Kerma
Title:    Director

BORROWER:	ON DECK CAPITAL, INC.,
a Delaware corporation

By:        /s/ Kenneth A. Brause
Name:    Kenneth A. Brause
Title:    Chief Financial Officer

ACCEPTED AND AGREED:

SUNTRUST BANK,
as Administrative Agent

By:    /s/ Jason Meyer
Name:    Jason Meyer
Title:    Managing Director